     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          EL PASO ENERGY CORPORATION*
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                            76-0568816
          (State or other jurisdiction of                              (I.R.S. Employer
           incorporation or organization)                            Identification No.)

                             ---------------------

                  1001 LOUISIANA STREET, HOUSTON, TEXAS, 77002
                                 (713) 420-2131
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                            BRITTON WHITE, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                  1001 LOUISIANA STREET, HOUSTON, TEXAS, 77002
                                 (713) 420-2131
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                    Copy to:
                           GARY P. COOPERSTEIN, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                               NEW YORK, NY 10004
                                 (212) 859-8000
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement and the merger of DeepTech International Inc. with a subsidiary of El Paso Energy Corporation.
                             ---------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
        OF SECURITIES TO BE               AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
             REGISTERED                    REGISTERED            PER UNIT(1)              PRICE(1)         REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of Senior Notes..........      $74,125,000                100%               $74,125,000              $21,867
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of Subordinated Note.....      $15,350,000                100%               $15,350,000              $ 4,528
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
                             ---------------------

     * As more fully described in this Registration Statement, on August 1, 1998 El Paso Natural Gas Company ("El Paso") adopted a holding company structure whereby El Paso and its subsidiaries became direct and indirect subsidiaries of El Paso Energy Corporation.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED AUGUST 7, 1998

PROSPECTUS

                                  $89,475,000

                           EL PASO ENERGY CORPORATION
                                   GUARANTEES
                             ---------------------

     The Guarantee with respect to each of the $74,125,000 12% Senior Secured Notes Due 2000 (the "Senior Notes") and the $15,350,000 11% Senior Subordinated Promissory Note Due 2000 (the "Subordinated Note," and together with the Senior Notes, the "Securities"), of DeepTech International Inc. ("DeepTech"), to which this Prospectus relates will be offered (the "Offering") by certain Holders (as defined under "Issuance of Guarantees to the Holders") of the Senior Notes (the "Senior Notes Holders") or Subordinated Notes (the "Subordinated Note Holder"), as the case may be. All of such Holders do not necessarily intend to sell their Guarantee with respect to the Senior Notes (the "Senior Notes Guarantee") or their Guarantee with respect to the Subordinated Note (the "Subordinated Note Guarantee," and together with the Senior Notes Guarantee, the "Guarantees"), but they may decide to do so in the future. See "Selling Holders." The Senior Note Guarantee offered by the Senior Notes Holders must be sold in conjunction with the associated Senior Notes (the "Guaranteed Senior Notes") and in connection with such sale such Senior Notes must be registered or be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Subordinated Note Guarantee offered by Subordinated Note Holder must be sold in conjunction with the Subordinated Note (the "Guaranteed Subordinated Note," and together with the Guaranteed Senior Notes, the "Guaranteed Securities") and in connection with such sale the Subordinated Note must be registered or be exempt from registration under the Securities Act. The Guaranteed Securities offered by the Holders may be sold at prices then prevailing, in negotiated transactions or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Neither El Paso Energy Corporation ("El Paso Energy" or the "Company") nor DeepTech will receive any proceeds from the sale of the Guarantees offered hereby.

     As a result of a holding company reorganization effected on August 1, 1998, El Paso Natural Gas Company ("El Paso") became a wholly owned subsidiary of El Paso Energy and El Paso Energy succeeded El Paso as the publicly traded corporation. In conjunction with the merger of DeepTech with El Paso or El Paso Energy (the "Merger") pursuant to the Agreement and Plan of Merger dated as of February 27, 1998, as amended, and the solicitations (collectively, the "Solicitations") of consents by El Paso and DeepTech pursuant to a consent solicitation statement (the "Statement") and a Consent Letter (the "Consent Letter") with respect to the Securities, El Paso agreed that El Paso or El Paso Energy, as successor to El Paso, would guarantee the Securities and would register the resales of such Guarantees under the Securities Act, if the Merger were effected between DeepTech and a subsidiary of El Paso Energy. Based upon elections made by stockholders of DeepTech, the Merger is being effected as a merger of a subsidiary of El Paso Energy into DeepTech, and accordingly El Paso Energy is issuing the Guarantees.

     The issuance of the Guarantees is conditioned upon the due execution and delivery by all parties thereto of a First Supplemental Indenture (the "Supplemental Indenture") to the Indenture (the "Indenture") between DeepTech and The Bank of New York, successor in interest to the First Interstate Bank of Texas, N.A., as trustee (the "Trustee"), with respect to the Senior Notes, and Amendment No. 1 (the "Subordinated Note Amendment") to the Subordinated Note with respect to the Subordinated Note, each containing, among other things, the Proposed Amendments (as defined under "Issuance of Guarantees to Holders" below) with respect to which consents have previously been obtained by the Company and DeepTech in the Solicitations and the occurrence of the Effective Time (as defined under "The Merger and Related Transactions" below). See "Description of the Guarantee -- Conditions to the Effectiveness of the Guarantees" below.

     The Guarantees will be executed after the satisfaction of all of the conditions to the issuance of the Guarantees. The Subordinated Note Amendment has been duly executed and delivered by the Subordinated Note Holder. It is intended that the Supplemental Indenture will be executed on or shortly prior to the Effective Time, provided that the Proposed Amendments will not become effective until the Effective Time and the Guarantees will only become effective upon the Effectiveness Date (as defined under "Description of the
Guarantees -- Conditions to the Effectiveness of the Guarantees").
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1998.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES.
                             ---------------------

                             AVAILABLE INFORMATION

     The Company is, and El Paso was, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, the Company files, and El Paso filed, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (at http://www.sec.gov). The Company's common stock is listed on the NYSE (as was the Common Stock of El Paso), and reports, proxy statements and other information concerning the Company and El Paso can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement filed with the Commission by the Company, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits thereto for further information. Exhibits to the Registration Statement that are omitted from this Prospectus may also be obtained at the Commission's World Wide Web site described above. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and readers are referred to the copy so filed for more detailed information, each such statement being qualified in its entirety by such reference.

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

     This Prospectus (including the documents incorporated by reference herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Company cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, including its subsidiaries, or its management expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "estimate," "anticipate" and similar expressions may identify forward-looking statements.

     Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include increasing competition within the Company's industry, the timing and extent of changes in commodity prices for natural gas, uncertainties associated with acquisitions and joint ventures, potential environmental liabilities, political and economic risks associated with current and future operations in foreign countries, conditions of the equity and other capital markets during the periods covered by the forward-looking statements, and other risks, uncertainties and factors discussed more completely in the other filings of the Company and El Paso, as predecessor of the Company, with the Commission, including the Form 10-K of El Paso.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed with the Commission by the Company or El Paso pursuant to the Exchange Act are incorporated herein by reference:

          1. El Paso's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K");

          2. El Paso's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;

          3. The portions of El Paso's definitive Proxy Statement for the Annual Meeting of Stockholders held on May 12, 1998 that have been incorporated by reference into the Form 10-K; and

          4. El Paso's Current Reports on Form 8-K dated December 26, 1996, March 17, 1998 and August 3, 1998 and Form 8-K/A dated January 21, 1997 and January 22, 1997, and the Company's Current Report on Form 8-K dated August 3, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Guarantees offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner of the Guarantees, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to the Vice President, Investor and Public Relations, El Paso Energy Corporation, 1001 Louisiana Street, Houston, Texas 77002 (telephone (713) 420-2131).

                             ---------------------

                                  THE COMPANY

GENERAL

     The Company is a Delaware corporation which was incorporated in 1998. As a result of a holding company reorganization effected on August 1, 1998, the Company succeeded El Paso, a Delaware corporation formed in 1928, as the publicly traded corporation, and El Paso and its subsidiaries became direct and indirect subsidiaries of the Company.

     The Company's principal operations include the interstate and intrastate transportation, gathering and processing of natural gas; the marketing of natural gas and other commodities; and the development and operation of energy infrastructure facilities worldwide. The Company owns or has interests in over 28,200 miles of interstate and intrastate pipeline connecting the nation's principal natural gas supply regions to the four largest consuming regions in the United States, namely the GulfCoast, California, the Northeast and the Midwest. The Company's natural gas transmission operations include one of the nation's largest mainline natural gas transmission systems which is comprised of five interstate pipeline systems: the El Paso Natural Gas pipeline, the Tennessee Gas pipeline, Midwestern Gas Transmission pipeline, the East Tennessee Natural Gas pipeline, and the Mojave Pipeline pipeline. Intrastate transmission operations are conducted through the Company's interests in Oasis Pipe Line Company, Channel Industries and Gulf States Gas Pipeline Company.

     In addition to its interstate and intrastate transmission services, the Company provides services including natural gas gathering, products extraction, dehydration, purification and compression. These operations include approximately 8,750 miles of gathering systems, 240,000 horsepower of compression and ownership of or interests in 25 natural gas processing and treating facilities located in the most prolific and active production areas of the United States (including the San Juan, Anadarko and Permian Basins and in East Texas, South Texas, Louisiana and the Gulf of Mexico). The Company's marketing activities include the marketing and trading of natural gas, natural gas liquids, power, crude oil and refined products, as well as providing risk management activities associated with these commodities, and participating in the development and ownership of domestic power generation facilities.

     The Company's international activities are focused on the development and operation of international energy infrastructure projects and include ownership interests in (i) three major existing natural gas transmission systems in Australia, (ii) natural gas transmission systems and power generation facilities currently in operation or under construction in Argentina, Bolivia, Brazil, Chile, Czech Republic, Hungary, Indonesia, Mexico, Pakistan and Peru, and (iii) three operating domestic power generation plants.

     The Company's principal executive offices are located at 1001 Louisiana, Houston, Texas 77002, and its telephone number at that address is (713) 420-2131.

THE MERGER AND RELATED TRANSACTIONS

  General

     On February 27, 1998, El Paso, El Paso Acquisition Company ("Merger Sub"), a direct wholly owned subsidiary of El Paso, and DeepTech International Inc. ("DeepTech") entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of DeepTech with El Paso or a subsidiary of El Paso. The Merger Agreement was amended on June 16, 1998 to add the Company as a party, and to provide for the issuance of the Common Stock in lieu of common stock of El Paso and for the merger of DeepTech with the Company or a subsidiary of the Company, if the holding company reorganization occurs prior to the Merger. Prior to the Merger, DeepTech will dispose of substantially all of its assets other than its general and limited partnership interests in Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), through the contribution of its offshore drilling services business to its 94%-owned subsidiary, Tatham Offshore, Inc. ("Tatham Offshore"), and a rights offering (the "Rights Offering") to DeepTech stockholders of the shares of Tatham Offshore owned by DeepTech and its subsidiaries. As a result, at the time of the Merger, DeepTech will have no material assets other than its

Leviathan interests and cash. Subject to the terms and conditions of the Merger Agreement, the Merger is expected to occur on August 14, 1998.

  Merger Consideration

     As a result of the Merger, based upon the elections which were made by stockholders of DeepTech, each DeepTech stockholder will receive for each share of DeepTech Common Stock, par value $0.01 per share (the "DeepTech Common Stock"), $14.00 in cash, without interest.

     As of the Effective Time of the Merger, the Company has agreed to guarantee the Securities pursuant to the Guarantees.

     For further information regarding the Merger and the related transactions to be undertaken in connection therewith, see the Registration Statement on Form S-4, which has been filed with the Commission.

THE EL PASO REORGANIZATION

     On August 1, 1998, El Paso effected the holding company reorganization whereby El Paso and its subsidiaries became direct and indirect subsidiaries of the Company. Pursuant to the holding company reorganization, holders of shares of the Common Stock, par value $3.00 per share (the "Common Stock"), of El Paso became holders on a share-for-share basis of shares of the Common Stock with the result that the Company replaced El Paso as the publicly held corporation, and all stockholders of El Paso immediately prior to such reorganization now own the same number of shares of the Common Stock immediately after the reorganization. The change to a holding company structure was tax free for federal income tax purposes to stockholders of El Paso and was effected without a vote of stockholders under applicable Delaware law.

                                USE OF PROCEEDS

     The Guarantees offered hereby, which must be sold in conjunction with the Securities, are being sold by the Holders named under "Selling Holders." The Company will not receive any proceeds from the Offering.

                       RATIO OF EARNINGS TO FIXED CHARGES
                AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                                                 THREE
                                                MONTHS
                                                 ENDED            YEAR ENDED DECEMBER 31,
                                               MARCH 31,   -------------------------------------
                                                1998(1)    1997    1996    1995    1994    1993
                                               ---------   -----   -----   -----   -----   -----
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements...............................    $2.36     $2.26   $1.59   $2.51   $2.87   $3.04

---------------

(1) Because of the seasonal nature of the Company's business, the ratio for the three month period may not necessarily be indicative of the ratio that will result for the full year 1998.

     For purposes of calculating these ratios: (i) "fixed charges" represent interest expense (exclusive of interest on rate refunds), amortization of debt costs, the portion of rental expense representing the interest factor and preferred stock dividend requirements of majority-owned subsidiaries; and (ii) "earnings" represent the aggregate of income from continuing operations before income taxes, interest expense (exclusive of interest on rate refunds), amortization of debt costs, the portion of rental expense representing the interest factor and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries.

                         DESCRIPTION OF THE GUARANTEES

GENERAL

     The Guarantees will be executed by the Company upon the consummation of the Merger. Copies of the Guarantees are filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Guarantees are offered in uncertificated form, subject to the satisfaction or waiver of certain conditions described below. See "Conditions to the Effectiveness of the Guarantee".

     The Guarantees provide that the Company unconditionally guarantees that (i) the Company will promptly and punctually perform and observe each and every agreement, covenant and condition on the part of DeepTech to be performed or observed, which agreement, covenant or condition is contained in the Senior Notes, as amended by the Supplemental Indenture, or the Subordinated Notes, as amended by the Subordinated Note Amendment (all of such instruments being herein collectively called the "Operative Instruments"), (ii) all sums stated in the Operative Instruments to be payable and all other amounts payable pursuant to the Operative Instruments, including, without limitation, the principal of, the interest and any premium on, the Securities, will be promptly paid in full when due in accordance with the provisions thereof, whether at maturity or as a prepayment or by acceleration or otherwise, all at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, the applicable Operative Instrument, and (iii) the Company will, promptly after demand, pay to the Holder, the costs and expenses incurred in connection with enforcing the rights of said Holder against DeepTech following any default in the due performance or observance of any agreement, covenant or condition on the part of DeepTech to be performed or observed under any of the Operative Instruments, including without limitation, the fees and expenses of counsel.

     The Guarantees are unconditional and absolute guarantees of payment and not guarantees of collection, and if for any reason any duty, agreement or obligation of DeepTech contained in any Operative Instrument is not performed or observed by DeepTech as provided therein, or if any amount payable under or in connection with any Operative Instrument is not paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the person entitled to receive the same, regardless of any defense or set-off or counterclaim which DeepTech or any other person may have or assert and regardless of whether or not the Holder or anyone on behalf of such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against DeepTech or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of any Operative Instrument or at law or in equity, and regardless of any other condition or contingency.

     If the Company is required to make any payments on account of the Securities or otherwise in accordance with any Operative Instrument and pursuant to the Guarantees, the Company will be subrogated to the rights of the Holder of the Securities (subject to the prior payment in full in cash of all principal, interest and premium, if any, due on the Securities and all amounts payable under the Operative Instruments) to receive payments or distributions of assets of DeepTech payable or distributable to said Holder until the Company has been repaid in full. If at any time any payment received by the Holder under any Operative Instrument is required to be repaid by such Holder, the obligations, covenants, agreements and duties of the Company under the Guarantees will be reinstated for not less than one year as if such payment had not been made.

COVENANTS IN THE GUARANTEES

     Waiver. The Company unconditionally: (i) waives any requirement that the Holder, in the event of any default by DeepTech, first make demand upon, or seek to enforce remedies against, DeepTech or any other person before demanding payment under or seeking to enforce the Guarantees; (ii) covenants that the Guarantees will not be discharged except by complete performance of all obligations contained in every Operative Instrument; (iii) agrees that the Guarantees will remain in full force and effect without regard to, and will not be affected or impaired, without limitation, by, any invalidity, irregularity or unenforceability in whole or in part of any Operative Instrument or any limitation on the liability of DeepTech thereunder, or any limitation on the method or terms of payment thereunder which may be caused or imposed in any manner whatsoever; and (iv) waives diligence, presentment and protest with respect to, and any notice of default in the payment of any amount at any time payable by DeepTech under or in connection with, any operative Instrument.

     No Impairment of Covenants. The obligations, covenants, agreements and duties of the Company under the Guarantees will not be released, affected or impaired by any assignment or transfer, in whole or in part, of any Operative Instrument, although made without notice to or the consent of the Company, or any waiver by the Holder, or by any other person, of the performance or observance by DeepTech or the Company of any of the agreements, covenants, terms or conditions contained in any Operative Instrument, or any indulgence in or the extension of the time for payment by DeepTech or the Company of any amounts payable under or in connection with any Operative Instrument or of the time for performance by DeepTech or the Company of any other obligations under or arising out of any Operative Instrument or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of DeepTech or the Company set forth in any Operative Instrument, or the voluntary or involuntary liquidation, administration, sale or other disposition of all or substantially all of the assets of DeepTech or the Company, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceeding, affecting DeepTech or the Company or any assets of DeepTech or the Company, or the release or discharge of DeepTech or the Company from the performance or observance of any agreement, covenant, term or condition contained in any Operative Instrument by operation of law, or the merger or consolidation of DeepTech or the Company, or any other cause, whether similar or dissimilar to the foregoing.

     Limitation on Sale and Leaseback Transactions. In addition to the foregoing covenants, the Senior Notes Guarantee contains a covenant which restricts sale and lease-back transactions. The Senior Notes Guarantee will provide that the Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage (as defined below) upon any Principal Property (as defined below), whether owned or leased on the date of the Senior Notes Guarantee or thereafter acquired, to secure any Debt (as defined below), of the Company or any other Person (other than the Senior Notes), without in any such case making effective provision whereby all of the Senior Notes outstanding will be directly secured equally and ratably with such Debt, excluding, however, the following: (i) any Mortgage upon property owned or leased by any corporation existing at the time such corporation becomes a Subsidiary; (ii) any Mortgage upon property existing at the time of acquisition thereof; (iii) any Mortgage to secure the payment of all or any part of the purchase price of property or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof; (iv) any Mortgage upon property to secure all or any part of the cost of construction, alteration, repair or improvement of all or any part of such property, or Debt incurred prior to, at the time of or within 180 days after the completion of such construction, alteration, repair or improvement or commencement of full operations on such property for the purpose of financing all or any part of such cost; (v) any Mortgage securing Debt of a Subsidiary owing to the Company or to another Subsidiary; (vi) any Mortgage existing at the date of the Senior Notes Guarantee; and (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to
(vi), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided, further, that such Mortgage shall be limited to all or such part of the property which was subject to the Mortgage so extended, renewed or replaced (plus improvements on such property).

     Notwithstanding the provisions described in the preceding paragraph, the Company may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property which would otherwise be subject to the restrictions described in the preceding paragraph without equally and ratably securing the Senior Notes, provided that the aggregate amount of all Debt then outstanding secured by such Mortgage and all similar Mortgages, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) which are not permitted pursuant to clauses (i) and (ii) of the next paragraph, does not exceed 10% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained or incorporated by reference in the Company's latest Annual Report on Form 10-K. For the purpose of this paragraph, no Mortgage to secure any Debt will be deemed to be created by any Mortgage in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute, or any Mortgage securing industrial development, pollution control or similar revenue bonds.

     The Company further agrees that it will not, nor will it permit any Subsidiary to, sell or transfer any Principal Property with the Company or any Subsidiary taking back a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless (i) such Sale-Leaseback Transaction occurs within 180 days from the date of acquisition of such Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, or (ii) the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Guarantor or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Senior Notes) an amount not less than the net proceeds of the sale of such Principal Property.

     Notwithstanding the provisions described in the preceding paragraph, the Company may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction involving any Principal Property, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with all Debt secured by Mortgages which would otherwise be subject to the restrictions described in the first paragraph under the caption "Limitation on Sale and Leaseback Transactions" does not exceed 10% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained or incorporated by reference in the Company's latest Annual Report on Form 10-K. The provisions of this paragraph will also not prevent any Sale-Leaseback Transaction involving a lease for a period, including renewals, of not more than 36 months.

  Certain Definitions

     The following definitions are applicable to the covenants relating to Limitation on Sale and Leaseback Transactions:

     "Debt" means indebtedness for money borrowed.

     "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     "Mortgage" means and includes any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other similar encumbrance.

     "Principal Property" means (i) any pipeline assets of the Company or any Subsidiary, including any related facilities employed in the transportation, distribution or marketing of natural gas, and (ii) any processing or manufacturing plant owned or leased by the Company or any Subsidiary and located within the United States of America or any state thereof or the Dominion of Canada or any province or territory thereof, except any such assets or plant which in the opinion of the Board of Directors of the Company are not Principal Properties in relation to the activities of the Company and its Subsidiaries as a whole.

  Reinstatement; Amendment

     If at any time any payment received by the Holder under any Operative Instrument is required to be repaid by such Holder, the obligations, covenants, agreements and duties of the Company under the Guarantees will be reinstated for not less than one year as if such payment had not been made.

     The Guarantees may not be amended or modified except by a writing executed by the Company with the written consent of the Holder executed thereon. The obligations of the Company under the Guarantees are continuing obligations and a fresh cause of action will arise in respect of each default thereunder.

     Record Holders of the Senior Notes will receive a copy of the Senior Notes Guarantee from the Bank of New York, successor in interest to the First Interstate Bank of Texas, N.A., as Trustee (the "Trustee"), under the Indenture dated as of March 21, 1994, between DeepTech and the Trustee (the "Indenture"). It will not be necessary for new certificates evidencing the Senior Notes to be issued.

     The Holder of the Subordinated Note will receive a copy of the Subordinated Note Guarantee from the Company. It will not be necessary to reissue the Subordinated Note.

CONDITIONS TO THE EFFECTIVENESS OF THE GUARANTEES

     The Senior Notes Guarantee or the Subordinated Note Guarantee, as the case may be, will not become effective unless and until the Effectiveness Date has occurred. The "Effectiveness Date" is the date that (i) the Supplemental Indenture or the Subordinated Note Amendment, as the case may be, has been duly executed and delivered by all parties thereto and (ii) the Effective Time (as defined in the Merger Agreement) has occurred or is simultaneously occurring.

     The conditions to the consummation of the issuance of the Guarantees are for the sole benefit of the Company, and such conditions may be asserted by the Company in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by the Company, in whole or in part, in its sole discretion. The Board of Directors of the Company has not made a decision as to which circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by the Company concerning the events described in this paragraph shall be final and binding upon all persons.

                       ISSUANCE OF GUARANTEES TO HOLDERS

     As a result of a holding company reorganization effected on August 1, 1998, El Paso became a wholly owned subsidiary of El Paso Energy and El Paso Energy succeeded El Paso as the publicly traded corporation. In conjunction with the Merger of DeepTech with El Paso or El Paso Energy pursuant to the Agreement and Plan of Merger dated as of February 27, 1998, as amended, and the Solicitations of consents by El Paso and DeepTech pursuant to the Statement and the Consent Letter with respect to the Securities, El Paso agreed that El Paso or El Paso Energy, as successor to El Paso, would guarantee the Securities and would register the resales of such Guarantees under the Securities Act, if the Merger were effected between DeepTech and a subsidiary of El Paso Energy. Based upon elections made by stockholders of DeepTech, the Merger is being effected as a merger of a subsidiary of El Paso Energy into DeepTech, and accordingly El Paso Energy is issuing the Guarantees. The proposed amendments (the "Proposed Amendments") to each of the Indenture and Subordinated Note would, among other things, amend each of the Indenture and the Subordinated Note to change or eliminate certain existing covenants (including those relating to Change of Control (as defined in the Indenture)), (i) events of default and other provisions therein, (ii) eliminate provisions requiring DeepTech to file SEC reports if DeepTech is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and (iii) eliminate the requirements for annual compliance certifications by independent public accountants. In addition to the foregoing amendments, the Proposed Amendments with respect to the Senior Notes would amend the Indenture to eliminate the provisions relating to collateral and security and replace such provisions with provisions in the Indenture or in the Senior Notes Guarantee limiting the grant of security interests in the assets and properties of El Paso Energy or its subsidiaries and the sale or transfer of any such assets and properties with El Paso Energy or any subsidiary taking back a lease of such assets and properties (the "Negative Pledge and Sale-leaseback Covenant"). After the Merger, the Securities will have substantially similar covenants and event of default provisions to the Company's other senior debt securities.

     The Proposed Amendments with respect to the Senior Notes will be embodied in the Supplemental Indenture to be executed by DeepTech and the Trustee. The Proposed Amendments with respect to the

Subordinated Note are embodied in the Subordinated Note Amendment executed by the Holder and DeepTech. Upon the Effective Time, the Guarantees will be executed by the Company. The Proposed Amendments will only become effective upon the Effective Time and the Guarantees will only become effective upon the Effectiveness Date.

     The Indenture and the Subordinated Note will remain in effect, without giving effect to the Supplemental Indenture or the Subordinated Note Amendment, as the case may be, until the Effective Time with respect to the Proposed Amendments, and until the Effectiveness Date, with respect to the Guarantees.

     This Prospectus does not constitute part of the Solicitations, which were effected by, and fully described in, the Statement, the Consent Letter and the other documents relating to the Solicitations that have been delivered by El Paso to the Holders. This Prospectus relates solely to resales by the Holders, subject to the occurrence of the Effectiveness Date, of the Guarantees.

                              PLAN OF DISTRIBUTION

     The Selling Holders may only sell the Guarantees in conjunction with the sale of the associated Senior Notes or Subordinated Note, as the case may be (the "Guaranteed Securities"). The Selling Holders may sell or distribute some or all of the Guarantees from time to time through dealers or brokers or other agents or directly to one or more purchasers in privately negotiated transactions or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Holders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers or other agents participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from Selling Holders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, or other agent might be in excess of those customary in the type of transaction involved.

     The Selling Holders and any such brokers, dealers or other agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such brokers, dealers or other agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Holders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Holder and any other Selling Holder, broker, dealer or other agent relating to the sale or distribution of the shares of Common Stock.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Guaranteed Securities may not simultaneously engage in market activities with respect to the Guaranteed Securities for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5, which provisions may limit the timing of purchases and sales of any of the Guaranteed Securities by the Selling Holders. All of the foregoing may affect the marketability of the Guarantees.

     The Company will pay substantially all of the expenses incident to this offering of the Guarantees by the Selling Holders to the public other than commissions, concessions and discounts of brokers, dealers or other agents. Each Selling Holder may indemnify any broker, dealer, or other agent that participates in transactions involving sales of the Guarantees against certain liabilities, including liabilities arising under the Securities Act. The Company may agree to indemnify the Selling Holders and any such statutory "underwriters" and controlling persons of such "underwriters" against certain liabilities, including certain liabilities under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Guarantees will be sold in such jurisdictions only through registered or licensed brokers or dealers.

     The Company has agreed to maintain the effectiveness of this Registration Statement for a period of one year after the Effective Time of the Merger. No sales may be made pursuant to this Prospectus after such date unless the Company amends or supplements this Prospectus to indicate that it has agreed to extend such period of effectiveness. There can be no assurance that the Selling Holders will sell all or any of the Guaranteed Securities.

                                SELLING HOLDERS

     The following table sets forth certain information as of August 6, 1998 with respect to the Selling Holders:

                                                             AGGREGATE PRINCIPAL
                                                             AMOUNT OWNED PRIOR
                  NAME OF SELLING HOLDER                       TO THE OFFERING     PERCENT
                  ----------------------                     -------------------   -------
                                                                   AMOUNT
                                                               (IN THOUSANDS)
Davis High Income Fund(1)..................................       $    500              *
Donaldson, Lufkin & Jenrette Securities
  Corporation(1)(3)........................................         26,110          31.84%
Dreyfus Variable Limited Term High Income Fund(1)..........            450              *
Dreyfus Short Term High Yield(1)...........................          2,800           3.41%
Dreyfus Premier Limited Term High Income(1)................          4,850           5.91%
Harvard Management Company Inc.(1).........................          2,000           2.44%
Lehman Brothers Inc.(1)....................................          4,000            4.9%
Sirach Capital Management Inc.(1)..........................         20,750          25.30%
Smith Barney Managed High Income Fund(1)...................          2,315           2.82%
Smith Barney High Income Opportunity Fund(1)...............          3,950           4.82%
Smith Barney High Income Bond Fund(1)......................          5,400           6.59%
Smith Barney/Travelers High Income Portfolio(1)............            750              *
Smith Barney USA High Yield Fund(1)........................            250              *
Dreyfus Short Term High Yield(2)...........................          4,500          29.32%
Dreyfus High Yield Securities(2)...........................          3,000          19.54%
Dreyfus Short Term Income(2)...............................          7,850          51.14%

---------------

 *  Less than 1%

(1) Represents Holders of the Senior Notes.

(2) Represents Holder of the Subordinated Note.

(3) Donaldson, Lufkin & Jenrette Securities has an investment banking relationship with El Paso and in the past three years has acted as a financial advisor to El Paso and as a managing underwriter of various securities offerings on behalf of El Paso and its affiliates, for which it received customary fees.

                                 LEGAL OPINIONS

     The legality of the Guarantees will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations).

                                    EXPERTS

     The consolidated financial statements and the financial statement schedules of El Paso as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein and in the Registration Statement in reliance on the report of PricewaterhouseCoopers LLP., independent accountants, given upon the authority of such firm as experts in accounting and auditing.

------------------------------------------------------------
------------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THE PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES.

                             ---------------------

                               TABLE OF CONTENTS

Available Information.......................
Documents Incorporated by Reference.........
The Company.................................
Use of Proceeds.............................
Description of the Guarantees...............
Issuance of Guarantees to Holders...........
Plan of Distribution........................
Selling Holders.............................
Legal Opinions..............................
Experts.....................................

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                                  $89,475,000

                                 EL PASO ENERGY
                                  CORPORATION

                                   GUARANTEES

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                August   , 1998

------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows. All of such expenses will be paid for by the Company.

S.E.C. Registration Fee.....................................  $28,718
Legal Fees and Expenses.....................................   25,000
Accounting Fees and Expenses................................    5,000
Printing Fees...............................................    5,000
Miscellaneous...............................................    6,282
                                                              -------
                                                              $70,000
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the Company's By-laws require indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of the Company provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of the Company or that, being or having been such a director or officer or an employee of the Company, such person is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of the Company also provide that the Company may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Company's Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

ITEM 16. EXHIBITS.

          2.1.           -- Agreement and Plan of Merger (the "Merger Agreement"),
                            dated as of February 27, 1998, among El Paso Natural Gas
                            Company, El Paso Acquisition Company and DeepTech
                            International Inc.*
          2.2.           -- Amendment No. 1 to the Merger Agreement, dated as of June
                            16, 1998, by and among the Company, El Paso Natural Gas
                            Company, El Paso Acquisition Company, and DeepTech
                            International Inc.*
          4.1.           -- Form of Guarantee re: Senior Notes
          4.2.           -- Form of Guarantee re: Subordinated Note
          5.1.           -- Opinion of Fried, Frank, Harris, Shriver & Jacobson re:
                            legality
         12.1.           -- Statement regarding the computation of the ratio of
                            earnings to fixed charges
         23.1.           -- Consent of PricewaterhouseCoopers LLP, independent public accountants of the Company
         23.2.           -- Consent of Fried, Frank, Harris, Shriver & Jacobson
                            (included in Exhibit 5.1 to this Registration Statement)

---------------

* Previously filed with the Company's registration statement on Form S-4, registration no. 333-49863

ITEM 17. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act, such filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 7, 1998.

                                            EL PASO ENERGY CORPORATION

                                            By:     /s/ WILLIAM A. WISE
                                              ----------------------------------
                                                       William A. Wise
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint H. Brent Austin and Britton White, Jr. and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                 /s/ WILLIAM A. WISE                    Chairman of the Board, President,     August 7, 1998
-----------------------------------------------------     Chief Executive Officer and
                   William A. Wise                        Director

                 /s/ H. BRENT AUSTIN                    Executive Vice President and Chief    August 7, 1998
-----------------------------------------------------     Financial Officer (Principal
                   H. Brent Austin                        Financial Officer)

                /s/ JEFFREY I. BEASON                   Vice President and Controller         August 7, 1998
-----------------------------------------------------     (Chief Accounting Officer)
                  Jeffrey I. Beason

                /s/ BYRON ALLUMBAUGH                    Director                              August 7, 1998
-----------------------------------------------------
                  Byron Allumbaugh

               /s/ JUAN CARLOS BRANIFF                  Director                              August 7, 1998
-----------------------------------------------------
                 Juan Carlos Braniff

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                 /s/ PETER T. FLAWN                     Director                              August 7, 1998
-----------------------------------------------------
                   Peter T. Flawn

                /s/ JAMES F. GIBBONS                    Director                              August 7, 1998
-----------------------------------------------------
                  James F. Gibbons

                   /s/ BEN F. LOVE                      Director                              August 7, 1998
-----------------------------------------------------
                     Ben F. Love

               /s/ KENNETH L. SMALLEY                   Director                              August 7, 1998
-----------------------------------------------------
                 Kenneth L. Smalley

                 /s/ MALCOLM WALLOP                     Director                              August 7, 1998
-----------------------------------------------------
                   Malcolm Wallop

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
          2.1.           -- Agreement and Plan of Merger (the "Merger Agreement"),
                            dated as of February 27, 1998, among El Paso Natural Gas
                            Company, El Paso Acquisition Company and DeepTech
                            International Inc.*
          2.2.           -- Amendment No. 1 to the Merger Agreement, dated as of June
                            16, 1998, by and among the Company, El Paso Natural Gas
                            Company, El Paso Acquisition Company, and DeepTech
                            International Inc.*
          4.1.           -- Form of Guarantee re: Senior Notes
          4.2.           -- Form of Guarantee re: Subordinated Note
          5.1.           -- Opinion of Fried, Frank, Harris, Shriver & Jacobson re:
                            legality
         12.1.           -- Statement regarding the computation of the ratio of
                            earnings to fixed charges
         23.1.           -- Consent of PricewaterhouseCoopers LLP, independent public accountants of the Company
         23.2.           -- Consent of Fried, Frank, Harris, Shriver & Jacobson
                            (included in Exhibit 5.1 to this Registration Statement)

---------------

* Previously filed with the Company's registration statement on Form S-4, registration no. 333-49863